Exhibit 99.2

Medovex Corporation Adds John Blank, M.D. to Board of Directors

ATLANTA, GA--(Marketwired - Apr 30, 2015) - Medovex Corporation (NASDAQ: MDVX), a developer of medical technology products, announced today that it has added Dr. John Blank to its board of directors.

Dr. Blank is a nationally recognized and well published 30 year plus veteran of the healthcare space. While in practice, he served as Director of Pediatric Hematology / Oncology at Lutheran General Hospital where he was responsible for developing a new pediatric oncology program, which grew to be the second largest clinical program in the Chicago metropolitan area. In addition, he developed a State of Illinois designated hemophilia program, received affiliate status in CCSG (Cancer Center Support Grant) and developed a pediatric hematology research lab.

Dr. Blank currently serves as Chairman of TreeHouse Health which includes their Healthcare Innovation Center and President of Dalmore Investments. TreeHouse Health is a healthcare innovation center supporting entrepreneurial growth for both large and emerging healthcare companies, focusing on the IT and Care Coordination spaces.

As President of Dalmore investments, Blank helps identify and makes early stage investments in healthcare companies that are trying to address a major pain point in the health care system.

Prior to that he was Senior Vice President of UnitedHealth Group's emerging business unit where he was part of a four member team responsible for evaluating emerging healthcare business for potential investment by UHG and managing their venture capital relationships. While also at UnitedHealth Group, he served as the COO of their AmeriChoice Division.

Jarrett Gorlin, CEO of Medovex, stated, "I'm pleased to welcome Dr. Blank to our board of directors. His reputation and list of accomplishments in the healthcare space speak for themselves and make him ideally suited to fill a role on our board. My goal since the company's inception was always been to surround our management team with a world class board of directors comprised of accomplished medical, healthcare and business professionals whose skill sets, relationships and knowledge could be leveraged to create shareholder value. The addition of Dr. Blank represents another tangible step in accomplishing exactly that."

Dr. Blank joins fellow board member Steve Gorlin, who over the past 40 years founded several biotechnology and pharmaceutical companies, including HycorBiomedical, Inc. (acquired by Agilent), Theragenics Corporation, CytRx Corporation, Medicis Pharmaceutical Corporation (sold to Valeant for approximately $2.6 billion), EntreMed, Inc., MRI Interventions, DARA BioSciences, Inc., MiMedx, and Medivation, Inc. Mr. Gorlin served for many years on the Business Advisory Council to the Johns Hopkins School of Medicine and on The Johns Hopkins BioMedical Engineering Advisory Board.

He also joins Dr. James Andrews, internationally known and recognized throughout the world for his scientific and clinical research contributions in knee, shoulder and elbow injuries, and his skill as an orthopedic surgeon. Dr. Andrews is a founding partner and medical director for the Andrews Institute in Gulf Breeze, Florida. In addition, he is a founding member of the American Sports Medicine Institute (ASMI). Involved in education and research in sports medicine and orthopedic surgery, he has made major presentations on every continent, and has authored numerous scientific articles and books.

Larry Papasan served as President of Smith & Nephew Orthopedics. He has been a Director and Chairman of the Board of Directors of BioMimetic Therapeutics, Inc., Mr. Papasan has also served as a member of the Board of Directors of Reaves Utility Income Fund, a closed-end management investment company, since February 2003 and of Triumph Bancshares, Inc. (a bank holding company) since April 2005.

Lou Hennies served his country in uniform for 41 years. He served a total of 37 months in combat in Republic of Vietnam, selected for Brigadier General in 1986, rose to Major General before retiring. His awards and decorations include the Army Distinguished Medal with Oak Leaf Cluster, the Silver Star, the Legion of Merit with Oak Leaf Cluster, the Distinguished Flying Cross, the Soldiers Medal, the Bronze Star with "V" device and 5 Oak Leaf Clusters, the Purple Heart, the Air Medal with "V" (2) and numeral 29, and the Alabama Distinguished Medal with Oak Leaf Cluster. He is also a recipient of numerous foreign decorations from Republic of Vietnam and the Republic of Korea.

Dr. Randal Betz, currently holds hospital positions as Chief of Staff at Shriners Hospitals for Children and Medical Director of Shriners' Spinal Cord Injury Unit. Additionally, Dr. Betz is currently on staff at Temple University Children's Medical Center and is a Professor of Orthopedic Surgery at Temple University School of Medicine. Many national and international professional societies count Dr. Betz as a member. In addition to active hospital practice in pediatric spinal surgery, research is an important area of Dr. Betz's career. He has contributed 31 chapters to medical books and written 153 peer-reviewed or invited articles.

Dr. Scott Haufe is a board certified physician in the fields of Anesthesiology, Pain Medicine and Hospice /Palliative Medicine. He began his career in the field of Anesthesiology where he served as Chief of Anesthesiology and Pain Management with St. Lucie Anesthesia Associates while continuing his passion for research.

Thomas Hills currently President and Chief Investment Officer of healthcare focused Hills Capital Management; the family office for the Paul F. Hills family in Barrington, IL. In addition to his experience in the asset management business and prior to founding Hills Capital Management, Tom was in sales and marketing at Sage Products, Inc. At Hills Capital, Tom leads the family's public and private equity healthcare investment efforts.

John Thomas Jr. currently serves as the CFO for Cormatrix Cardiovascular, Inc., a privately held medical device company which he joined in 2001. Over the past 24 years, Mr. Thomas has served as the CFO of numerous startup companies and managed their financing activities from the initial financing up to their initial public offering. Some of these companies are still private and some have become public entities. The companies in the health care industry that have gone public while Mr. Thomas was the CFO include CytRx Corporation (1986 - 1990), CytRx Biopool (1988 - 1991), Medicis Pharmaceutical Corporation (1988 - 1991), EntreMed, Inc. (1991 - 1997), DARA BioSciences, Inc. (1998 - 2009) and, MiMedx, Inc. (2006 - 2009).

About Medovex:

Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company's first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

Safe Harbor Statement:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

●	CONTACT INFORMATION

Medovex Corp.

Jason Assad
470-505-9905
Email Contact